Exhibit 10.295

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the “Agreement”) is made and entered into on September 19, 2011, by and among the entities listed on the signature page hereto (collectively, the “Operators”) and AdCare Oklahoma Management, LLC, a Georgia limited liability company (hereinafter called “Manager”).

WHEREAS, the Operators are the licensed operators of those certain skilled nursing facilities described on Exhibit “A” attached hereto (collectively,  the “Facilities”) and the Operator and Manager agree that Manager shall manage the Facilities, on the following terms and conditions:

SECTION ONE: MANAGEMENT DUTIES AND OBLIGATIONS

1.01                      Management of Facility.  During the term of this Agreement, Manager shall supervise the management of the Facility including but not limited to staffing, accounting, billing, collections, setting of rates and charges and general administration. In connection therewith, Manager (either directly or through supervision of employees of the Facility) shall:

(a)                                Hire on behalf of Operators and maintain (to the extent such personnel are reasonably available in the community in which the Facility is located) an adequate staff of nurses, technicians, office and other employees, including an administrator, at wage and salary rates for various jobs classifications approved from time to time by Operators; and release employees at Manager’s discretion.

(b)                                Recommend and institute, subject to approval of Operators, appropriate employee benefits. Employee benefits may include pension and profit sharing plans, insurance benefits, and incentive plans for key employees and vacation policies.

(c)                                 Design and maintain accounting, billing, patient and collection records; prepare and file insurance, and any and all other necessary or desirable reports and claims related to revenue production.

(d)                                Order, supervise and conduct a program of regular maintenance and repair of the Facility except that physical improvements costing more than $5,000.00, shall be subject to prior approval of Operators which shall not be unreasonably withheld.

(e)                                 Purchase supplies, drugs, solutions, equipment, furniture, and furnishings on behalf of Operators, except that purchases of items of equipment which cost more than $5,000.00, shall be subject to prior approval of Operators which shall not be unreasonably withheld.

(f)                                  Administer and schedule all services of the Facility.

(g)                                 Supervise and provide the operation of food service facilities.

(h)                                Provide for the orderly payment (to the extent funds of Operators are available) of accounts payable, employee payroll, taxes and insurance premiums.

(i)                                    Institute standards and procedures for admitting patients, for charging patients for services, and for collecting the charges from the patients or these parties.

(j)                                   Advise and assist Operators in obtaining and maintaining adequate insurance coverage with Operators, Manager and such other persons as requested by Operators named as insured for the Facility. Manager shall advise Operators with regard to the availability, nature and desirable policy limits of insurance coverage for the Facility, and shall request and receive bids for such coverage.

(k)                                Negotiate on behalf of Operators (and in conjunction with Operators’ counsel) with any labor union lawfully entitled to represent employees of the Operators who work at the Facility, but any collective bargaining agreement of labor contract must be submitted to Operators for approval and execution.

(l)                                    Make periodic evaluation of the performance of all departments of the Facility paying particular attention to those departments where there is an inconsistency between expenditures and budget.

(m)                            Establish and maintain books of account using accounts and classifications consistent with those used by Manager at other facilities owned or lease by it or its affiliates.

(n)                                Advise and assist Operators in designing an adequate and appropriate public and personnel relations program.

1.02                      Reports to Operators.  Manager shall prepare and deliver to Operators monthly financial statements (unaudited) containing a balance sheet and statement of income in reasonable detail, and such monthly financial statements will be delivered to Operators within 30 days after the close of each calendar month. Manager shall submit to Operators each month a census report for the Facility.

1.03                      Bank Accounts and Working Capital.  Manager shall deposit all funds received from the operation of the Facility in and Operating Account in a bank or banks presently being used by the Facility or such other banks as are designated from time to time by Operators. Operators shall provide sufficient working capital for the operation of the Facility and shall made deposits in the Operating Accounts of such working capital from time to time upon the request of Manager. All costs and expenses incurred in operation of the Facility shall be paid out of the Operating Accounts. All checks or other documents withdrawal must be signed by the Operators. Deposits may be made by Comptroller of the Manager or his designee.

1.04                      Access to Records and Facility.  The books and records kept by Manager for the Operators shall be maintained by the Facility, although Manager shall have the right to maintain copies of such records at its home office for the purpose of providing services under this Agreement. Manager shall make available to Operators, its agents, accountants and attorneys, during normal business hours, all books and records pertaining to the Facility and Manager shall promptly respond to any questions of Operators with respect to such books and records and shall confer with Operators at all reasonable times, upon request, concerning operation of the Facility. In addition, Operators shall have access to the Facility at all reasonable hours for the purpose of examining or inspecting the Facility.

1.05                      Licenses.

(a)                                Manager shall use its best efforts to manage the Facility in a manner necessary to maintain all necessary licenses, permits, consents, and approvals from all governmental agencies, which have jurisdiction over the operation of the Facility. Manager shall not assume the liability for any employee action or negligence prohibiting the intent of this provision to be met.

(b)                                Neither Operators nor Manager shall knowingly take any action which may (1) cause any governmental authority having jurisdiction over the operation of the Facility to institute any proceeding for the rescission or revocation of any necessary license, permit, consent or approval, or (2) adversely affect Operators’ right to accept and obtain payments under Medicare, Medicaid, or any other public or private medical payment program; however, this Agreement in no way guarantees or warrants that any or all of the above will not or could not occur.

(c)                                 Manager shall, with the written approval of Operators, have the right to contest by appropriate legal proceedings, diligently conducted in good faith, in the name of the Operators, the validity or application of any law, ordinance, rule, ruling, regulation, order or requirement of any governmental agency having jurisdiction over the operation of similar facilities. Operators, after having given its written approval, shall cooperate with Manager with regard to the contest, and Operators shall pay the reasonable attorney’s fees incurred with regard to the contest.  Counsel for any such contest shall be mutually selected by Manager and Operators. Manager shall have the right, without the written consent of the Operators, to process all third-party payment claims for the services of the Facility, including the full right to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payor.

(d)                                Manager shall provide to Operators all correspondence from any governmental entity involving surveys, taxes or other actions relating to the Facility, within five (5) days of receipt.

1.06                      Taxes.  Any taxes or other governmental obligations properly imposed on the Facility are the obligations of the Operators, not of Manager, and shall be paid out of the Operating Accounts of the Facility. With the Operators’ written consent, Manager may contest the validity or amount of any such tax or imposition of the Facility in the same manner as described in Section 1.05(c).

1.07                      Use of Manager’s Personnel.  Manager shall actively utilize Manager staff specialists in such areas as accounting, auditing, budgeting, computer services, dietary services, housekeeping, industrial engineering, interior design, legal, nursing, personnel, pharmaceutical, purchasing, systems and procedures, and third-party payments for services of facilities in the management of the Facility when considered desirable by Manager or upon the reasonable request of Operators.

SECTION TWO: TERM AND TERMINATION

2.01                      Term and Termination.  The initial term of this Agreement shall commence immediately upon approval by the Oklahoma State Department of Health Protective Health Services/Health Resources Development Service of Manager’s Certificate of Need Application for Exemption for a Licensed Nursing or Specialized Facility Management Agreement with respect to the Facilities, and shall continue for a period of one (1) year (the “Initial Term”).  At the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless either party gives notice to the other of its intention not to renew this Agreement at least sixty (60) days prior to the expiration of the then current term.

2.02                      Termination.  Operators may terminate this Agreement upon giving Manager thirty (30) days written notice. Manager may terminate this Agreement at any time upon giving the Operators thirty (30) days written notice.

SECTION THREE: MANAGEMENT FEE

3.01                      Fee to Manager.  During each month of this Agreement the Operators shall pay Manager a fee in an amount equal to five percent (5%) of the aggregate gross revenues of the Facilities computed in accordance with GAAP (the “Management Fee”). The Management Fee for each month shall be payable within ten (10) business days following the delivery to Manager of the monthly financial report required pursuant to Section 1.02 for such month.  Any Management Fee or portion thereof not paid within thirty (30) days following the date it was due shall bear interest at the rate of five percent (5%) per annum from its due date until paid.

SECTION FOUR: COVENANTS OF OWNER

4.01                      Insurance.  Operators shall provide and maintain throughout the Term,  the following insurance with responsible companies naming Operators and Manager (as its interest may appear) as insured thereunder in amounts approved by Operators and Manager.

(a)                                       public liability insurance and insurance against theft of or damage to patient’s property in the Facility or its Premises;

(b)                                       workman’s compensation, employers’ liability or similar insurance as may be required by law;

(c)                                        such other insurance or additional insurance as Manager and Operators together shall reasonably deem necessary for protection against claims, liabilities and losses arising from the operation or ownership of the Facility.

SECTION FIVE: MISCELLANEOUS

5.01                      Binding on Successors and Assigns.  The terms, covenants, conditions, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and assigns.

5.02                      Negation of Partnership, Joint Venture and Agency.  Nothing in this Agreement contained shall constitute or be construed to be or to create a partnership, joint venture or lease between Operators and Manager with respect to the Facility.  the parties intend for the relationship of Manager to Operators under this Agreement to be that of an independent contractor, not that of an agent.

5.03                      Notices.  All notices hereunder by either party to the other shall be in writing. All notices, demands and requests shall be deemed given when mailed, postage prepaid, registered, or certified mail, return receipt requested,

(a)	Operators:	Christopher F. Brogdon
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 355
Atlanta, GA 30305

(b)	Manager:	AdCare Oklahoma Management, LLC
1145 Hembree Road
Roswell, Georgia 30076
Attn: Robert Lancaster

or to such other address or to such other person as may be designated by notice given from time to time during the term by one party to the other.

5.04                      Entire Agreement.  This Agreement contains the entire agreement between the parties hereto, and no representations or agreements, oral or otherwise, between the parties not embodied herein or attached hereto shall be of any force and effect.  Any additions or amendments to this Agreement subsequent hereto shall be of no force and effect unless in writing and signed by the party to be bound.

5.05                      Governing Law.  This Agreement has been executed and delivered in the State of Oklahoma, all the terms and provisions hereof and the rights and obligations of the parties hereto shall be construed and enforced in accordance with the laws thereof.

5.06                      Captions and Headings.  The captions and headings throughout this Agreement are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Agreement nor in any way affect this Agreement.

5.07                      Disclaimer of Employment of Facility Employees.  No person employed by Operators in cooperation of the Facility will be an employee of Manager, and Manager will have no liability for payment of wages, payroll taxes and other expenses of employment, except that Manager shall have the obligation to exercise reasonable care on its management of the Facility to properly apply available Facility funds to the payment of such wages and payroll taxes.

5.08                      Impossibility of Performance. Neither party to this Agreement shall be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation, acts of God or of the public enemy, flood or storm, strikes or statutory regulation or rule of any federal, state, or local government, or any agency thereof.

5.09                      Non-Assumption of Liabilities.  Manager shall not,  by entering into and performing this Agreement, become liable for any of the existing or future obligations, liabilities or debts of Operators, and Manager shall not be managing the Facility assume or become liable for any of the obligations, debts and liabilities of Operators, and Manager will in its role as Manager of the Facility have only the obligation to exercise reasonable care in its management and handling of the funds generated from the operation of the Facility.

5.10                      Responsibility for Misconduct of Employees and Other Personnel. Manager will have no liability whatever for damages suffered on account of the dishonesty, willful misconduct or negligence of an employee of the Operators regarding the Facility in connection with damage or loss directly sustained by it by reason of the dishonesty, willful misconducts and gross negligence of employees in the operation of the Facility during the term of this Agreement.

5.11                      Rights Cumulative, No Waiver.  No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of any event of default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair such right or remedy to be construed as a waiver or relinquishment thereof. Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed expedient by the parties hereto, as the case may be.

5.12                      Time of Essence.  Time is of the essence of this Agreement.

5.13                      Invalid or Unenforceable Provisions. If any terms, covenants or conditions of this Agreement or the application thereof to any person or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

5.14                      Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

5.15                      Authorization of Agreement.  Manager and Operators represent and warrant, each to the other, that this Agreement has been duly authorized by its respective Board of Directors and, if required by law, shareholders; and that this Agreement constitutes a valid and enforceable obligation of Manager and Operators in accordance with its terms upon approval by OSDH of the CON Application for Exemption for a Licensed Nursing Facility Management Agreement.

5.16                      Designation.  Operators agree that, during the term of this Agreement, Manager shall have the right to designate and make public reference to the Facility as a Manager managed facility.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, the day and year first above written.

MANAGER:

ADCARE OKLAHOMA MANAGEMENT, LLC

By:	/s/ Martin D. Brew
Name:	Martin D. Brew
Title:	CFO

[SIGNATURES CONTINUE ON NEXT PAGE]

OPERATORS:

LIVING CENTER, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

KENMETAL, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

SENIOR NH, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

BAN NH, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

OAK LAKE, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

EXHIBIT “A”

1.	The Living Center
1409 N. 17th Street
Enid, Oklahoma

2.	Kenwood Manor
502 W. Pine Avenue
Enid, Oklahoma

3.	Enid Senior Care
410 N. 30th Street
Enid, Oklahoma

4.	Betty Ann Nursing Center
1400 South Main Street
Grove, Oklahoma

5.	Grand Lake Villa
103 Har Ber Road
Grove, Oklahoma